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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             CHINADOTCOM CORPORATION
             (Exact name of registrant as specified in its charter)


CAYMAN ISLANDS                                           NOT APPLICABLE
(State of incorporation or organization)                 (I.R.S. Employer Identification No.)


        34/F CITICORP CENTRE, 18 WHITFIELD ROAD, CAUSEWAY BAY, HONG KONG
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered
NOT APPLICABLE

Name of each exchange on which each class is to be registered
NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ______

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. X

Securities Act registration statement file number to which this form relates:
333-109493 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

               CLASS A COMMON SHARES, PAR VALUE $0.00025 PER SHARE
                                (Title of class)

                                (Title of class)

                                       1

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the Registrant's Class A Common Shares is set forth under the caption "Description of chinadotcom Share Capital" contained in the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form F-4 (Registration No. 333-109493), as amended, filed with the Securities and Exchange Commission (the "Commission") on July 8, 2004. That description is incorporated herein by reference.


ITEM 2. EXHIBITS.

The following exhibits are filed as a part of this Registration Statement:


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
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  EXHIBIT NO.                                            DESCRIPTION
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
                        Conformed copy of the Amended and Restated Memorandum of Association (incorporated
       1                by reference to the Registrant's current report on Form 6-K (File No. 000-30134)
                        filed with the Commission on September 18, 2002)
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                        Conformed copy of the Amended and Restated Articles of Association (incorporated by
       2                reference to the Registrant's current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)
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                        Specimen stock certificate representing shares of Class A Common Shares of the
       3                Registrant (incorporated by reference to the Registrant's Registration Statement on
                        Form S-8 (File No. 333-12958) filed with the Commission on December 7, 2000)
----------------------- -----------------------------------------------------------------------------------
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                                    SIGNATURE

     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



CHINADOTCOM CORPORATION



By:         /S/ Steven Chan
   -------------------------------------------------
Name:  Steven Chan
Title: Company Secretary


Date: August 23, 2004

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